UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 9, 2009

GLOBAL PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32593	74-3140887
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 9161, 800 South Street, Waltham, Massachusetts	02454-9161
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 894-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.              Material Modification to Rights of Security Holders

On December 9, 2009, Global GP LLC, as general partner of Global Partners LP (the “Partnership”), entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Third Amendment and Restatement”), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

The Third Amendment and Restatement amended the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated May 9, 2007, as amended, to: (i) replace the terms “operating surplus” and “adjusted operating surplus” with the term “distributable cash flow” and thereby eliminate the term “working capital borrowings”; (ii) increase the minimum quarterly distribution, prospectively, from $0.4125 to $0.4625 per unit per quarter; and (iii) remove the provisions that previously permitted early conversion of a portion of the subordinated units and restate the provisions governing conversion of the subordinated units using distributable cash flow to test whether the Partnership has “earned” the minimum quarterly distribution.

The description of the Third Amendment and Restatement and its modifications to the rights of security holders of the Partnership is incorporated by reference from the Definitive Proxy Statement of the Partnership on Schedule 14A filed on November 5, 2009.

Item 8.01.      Other Events

On December 9, 2009, the Partnership issued a press release announcing the approval by the requisite numbers of its unitholders of the Third Amendment and Restatement.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

3.1*	Third Amended and Restated Agreement of Limited Partnership of Global Partners LP, dated as of December 9, 2009.

99.1*	Press Release dated December 9, 2009.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

Dated: December 15, 2009

Exhibit Index

Exhibits.

3.1*	Third Amended and Restated Agreement of Limited Partnership of Global Partners LP, dated as of December 9, 2009.

99.1*	Press Release dated December 9, 2009.

*Filed herewith.